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                                                                    EXHIBIT 4(e)


                      NON-QUALIFIED STOCK OPTION AGREEMENT


                  THIS AGREEMENT, dated ____________, 19__, is made by and between Libbey, Inc., a Delaware corporation hereinafter referred to as "Company," and _________________________, an employee or consultant of the Company or a Subsidiary of the Company, hereinafter referred to as "Optionee":

                  WHEREAS, the Company wishes to afford the Optionee the opportunity to purchase shares of its $0.01 par value Common Stock; and

                  WHEREAS, the Company wishes to carry out the Plan (the terms of which are hereby incorporated by reference and made a part of this Agreement); and

                  WHEREAS, the Committee, appointed to administer the Plan, has determined that it would be to the advantage and best interest of the Company and its shareholders to grant the Non-Qualified Option provided for herein to the Optionee as an inducement to enter into or remain in the service of the Company or its Subsidiaries and as an incentive for increased efforts during such service, and has advised the Company thereof and instructed the undersigned officers to issue said Option;

                  NOW, THEREFORE, in consideration of the mutual covenants herein contained and other good and valuable consideration, receipt of which is hereby acknowledged, the parties hereto do hereby agree as follows:

                                   ARTICLE I.
                                   DEFINITIONS

                  Whenever the following terms are used in this Agreement, they shall have the meaning specified below unless the context clearly indicates to the contrary. The masculine pronoun shall include the feminine and neuter, and the singular the plural, where the context so indicates. All capitalized terms used herein without definition shall have the meanings ascribed to such terms in the Plan.

Section 1.1       Board

                  "Board" shall mean the Board of Directors of the Company.

Section 1.2       Change in Control

                  (a) any Person (as defined below) is or becomes the Beneficial Owner (as defined below), directly or indirectly, of securities of the Company representing twenty percent (20%) or more of the combined voting power of the Company's then outstanding securities. For purposes of this Agreement, (A) the term "Person" is used as such term is used in Sections 13(d) and 14(d) of the Exchange Act; provided, however, that the term shall not include the Company, any trustee or other fiduciary holding securities under an employee benefit plan of the Company, and any corporation owned, directly or indirectly, by the shareholders of the Company, in substantially the same proportions as their ownership of stock of the Company, and (B) the term "Beneficial Owner" shall have the meaning given to such term in Rule 13d-3 under the


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Exchange Act; and provided, further, that this subsection (a) shall not apply to any Person who is a the Beneficial Owner, directly or indirectly, of securities of the Company representing twenty percent (20%) or more of the combined voting power of the Company's then outstanding securities as of the effective date of the Plan so long as such Person does not beneficially own, or increase such beneficial ownership to twenty five percent (25%) or more of the combined voting power of the Company's then outstanding securities;

     (b) during any period of two (2) consecutive years (not including any period prior to the execution of this Agreement), individuals who at the beginning of such period constitute the Board, and any new director (other than a director designated by a person who has entered into an agreement with the Company to effect a transaction described in Sections 2(a), (c) or (d)) whose election by the Board or nomination for election by the Company's shareholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved (hereinafter referred to as "Continuing Directors"), cease for any reason to constitute at least a majority thereof;

     (c) the shareholders of the Company approve a merger or consolidation of the Company with any other corporation (or other entity), other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 662/3% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation;

     (d) the shareholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets; or

     (e) any Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company representing ten percent (10%) or more of the combined voting power of the Company's then outstanding securities (a "10% Owner") and (A) the identity of the Chief Executive Officer of the Company is changed during the period beginning sixty (60) days before the attainment of the ten percent (10%) beneficial ownership and ending two (2) years thereafter, or
(B) individuals constituting at least one-third (1/3) of the members of the Board at the beginning of such period shall cease for any reason to serve on the Board during the period beginning sixty (60) days before the attainment of the ten percent (10%) beneficial ownership and ending two (2) years thereafter; provided, however, that this subsection (e) shall not apply to any Person who is a 10% Owner as of the effective date of the Plan so long as such Person does not increase such beneficial ownership by five percent (5%) or more over the percentage so owned by such Person as of the effective date of the Plan.


Section 1.3       Code

                  "Code" shall mean the Internal Revenue Code of 1986, as amended.

Section 1.4       Committee

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                  "Committee" shall mean the Compensation Committee of the
Board, or another committee of the Board, appointed as provided in Section 10.1 of the Plan.

Section 1.5       Common Stock

                  "Common Stock" shall mean the common stock of the Company, par value $0.01 per share.

Section 1.6       Company

                  "Company" shall mean Libbey Inc., a Delaware corporation.

Section 1.7       Director

                  "Director" shall mean a member of the Board.

Section 1.8       Exchange Act

                  "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

Section 1.9       Fair Market Value

                  "Fair Market Value" of a share of Common Stock as of a given date shall be (a) the closing price of a share of Common Stock on the principal exchange on which shares of Common Stock are then trading, if any (or as reported on any composite index which includes such principal exchange), on the trading day previous to such date, or if shares were not traded on the trading day previous to such date, then on the next preceding date on which a trade occurred, or (b) if Common Stock is not traded on an exchange but is quoted on Nasdaq or a successor quotation system, the mean between the closing representative bid and asked prices for the Common Stock on the trading day previous to such date as reported by Nasdaq or such successor quotation system; or (c) if Common Stock is not publicly traded on an exchange and not quoted on Nasdaq or a successor quotation system, the Fair Market Value of a share of Common Stock as established by the Committee acting in good faith.

Section 1.10      Option

                  "Option" shall mean the non-qualified option to purchase Common Stock of the Company granted under this Agreement.

Section 1.11      Plan

                  "Plan" shall mean The 1999 Equity Participation Plan of Libbey Inc.

Section 1.12      Rule 16b-3

                  "Rule 16b-3" shall mean that certain Rule 16b-3 under the Exchange Act, as such Rule may be amended from time to time.

Section 1.13      Secretary


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                  "Secretary" shall mean the Secretary of the Company.

Section 1.14      Securities Act

                  "Securities Act" shall mean the Securities Act of 1933, as amended.

Section 1.15      Subsidiary

                  "Subsidiary" shall mean any corporation in an unbroken chain of corporations beginning with the Company if each of the corporations other than the last corporation in the unbroken chain then owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one (1) of the other corporations in such chain.

Section 1.16      Termination of Employment

                  "Termination of Employment" shall mean the time when the employee-employer relationship between the Optionee and the Company or any Subsidiary is terminated for any reason, with or without cause, including, but not by way of limitation, a termination by resignation, discharge, death, disability or retirement; but excluding (a) terminations where there is a simultaneous reemployment or continuing employment of the Optionee by the Company or any Subsidiary, (b) at the discretion of the Committee, terminations which result in a temporary severance of the employee-employer relationship, and
(c) at the discretion of the Committee, terminations which are followed by the simultaneous establishment of a consulting relationship by the Company or a Subsidiary with the former employee. The Committee, in its sole discretion, shall determine the effect of all matters and questions relating to Termination of Employment, including, but not by way of limitation, the question of whether a Termination of Employment resulted from a discharge for good cause, and all questions of whether a particular leave of absence constitutes a Terminations of Employment. Notwithstanding any other provision of this Agreement or of the Plan, the Company or any Subsidiary has an absolute and unrestricted right to terminate the Optionee's employment at any time for any reason whatsoever, with or without cause, except to the extent expressly provided otherwise in writing.

                                  ARTICLE II.
                                 GRANT OF OPTION

Section 2.1       Grant of Option

                  In consideration of the Optionee's agreement to provide services to the Company or its Subsidiaries, and for other good and valuable consideration, on the date hereof the Company irrevocably grants to the Optionee the option to purchase any part or all of an aggregate of ________ shares of its $0.01 par value Common Stock upon the terms and conditions set forth in this Agreement.

Section 2.2       Purchase Price

                  The purchase price of the shares of stock covered by the Option shall be $_____ per share without commission or other charge.

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Section 2.3       Consideration to Company

                  In consideration of the granting of this Option by the Company, the Optionee agrees to render faithful and efficient services to the Company or a Subsidiary, with such duties and responsibilities as the Company shall from time to time prescribe, for a period of at least one (1) year from the date this Option is granted. Nothing in this Agreement or in the Plan shall confer upon the Optionee any right to continue in the employ of the Company or any Subsidiary, or shall interfere with or restrict in any way the rights of the Company and its Subsidiaries, which are hereby expressly reserved, to discharge the Optionee at any time for any reason whatsoever, with or without cause.

Section 2.4       Adjustments in Option

                  The Committee shall make adjustments with respect to the Option in accordance with the provisions of Section 11.3 of the Plan.

                                  ARTICLE III.
                            PERIOD OF EXERCISABILITY

Section 3.1       Commencement of Exercisability

                  (a) Subject to subsection (b), Section 3.4 and Section 5.6, the Option shall become exercisable in four cumulative installments as follows:
                        (i) The first installment shall consist of forty percent (40%) of the shares covered by the Option and shall become exercisable on the first anniversary hereof.

                        (ii) The second installment consisting of sixty percent (60%) of the shares covered by the Option shall become exercisable on the second anniversary hereof.

                        (iii) The third installment consisting of eighty percent (80%) of the shares covered by the Option shall become exercisable on the third anniversary hereof.

                        (iv) The fourth installment consisting of one hundred percent (100%) of the shares covered by the Option shall become exercisable on the fourth anniversary hereof.

                  (b) No portion of the Option which is unexercisable at Termination of Employment shall thereafter become exercisable.

Section 3.2       Duration of Exercisability

                  The installments provided for in Section 3.1 are cumulative. Each such installment which becomes exercisable pursuant to Section 3.1 shall remain exercisable until it becomes unexercisable under Section 3.3.

Section 3.3       Expiration of Option


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                  The Option may not be exercised to any extent by anyone after the first to occur of the following events:

                  (a) The expiration of ten (10) years and one day from the date the Option was granted; or

                  (b) The expiration of three (3) months from the date of the Optionee's Termination of Employment unless such Termination of Employment results from his death, his retirement, or his disability provided that if the Optionee dies within said three months period, the period shall be extended to end one year from the date of Optionee's death; or

                  (c) The expiration of three (3) years from the date of the Optionee's Termination of Employment by reason of his retirement, disability or death provided that if the Optionee dies within said three years period, the period shall be extended to end one year from the date of Optionee's death.

Section 3.4       Acceleration of Exercisability

                  (a) In the event of a Termination of Employment resulting from an Optionee's retirement (after attaining age 55 and completion of at least
5 years of employment), death, or disability , the Option shall be exercisable as to a minimum of 20% of the shares covered hereby, notwithstanding the extent, if any, to which this Option may have become otherwise exercisable under
Section 3.1.

                  (b) Notwithstanding Section 3.1(a), in the event of a Change in Control, the Option shall, immediately prior to the effective date of the Change in Control, automatically become fully exercisable for all of the shares of Common Stock at the time subject to the Option, and may be exercised for any or all of those shares as fully-vested shares of Common Stock.

                                  ARTICLE IV.
                               EXERCISE OF OPTION

Section 4.1       Person Eligible to Exercise

                  Except as provided in Section 5.2, during the lifetime of the Optionee, only he may exercise the Option or any portion thereof. After the death of the Optionee, any exercisable portion of the Option may, prior to the time when the Option becomes unexercisable under Section 3.3, be exercised by his personal representative or by any person empowered to do so under the deceased Optionee's will or under the then applicable laws of descent and distribution.

Section 4.2       Partial Exercise

                  Any exercisable portion of the Option or the entire Option, if then wholly exercisable, may be exercised in whole or in part at any time prior to the time when the Option or portion thereof becomes unexercisable under
Section 3.3; provided, however, that each partial exercise shall be for not less than twenty-five (25) shares (or the minimum installment set forth in Section 3.1, if a smaller number of shares) and shall be for whole shares only.


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Section 4.3       Manner of Exercise

                  The Option, or any exercisable portion thereof, may be exercised solely by delivery to the Secretary or his office of all of the following prior to the time when the Option or such portion becomes unexercisable under Section 3.3:

                  (a) A written notice complying with the applicable rules established by the Committee stating that the Option, or a portion thereof, is exercised. The notice shall be signed by the Optionee or other person then entitled to exercise the Option or such portion; and

                  (b)

                      (i) Full cash payment to the Secretary of the Company for the shares with respect to which such Option or portion is exercised; or

                      (ii) With the consent of the Committee, (A) shares of the Company's Common Stock owned by the Optionee, duly endorsed for transfer to the Company, with a Fair Market Value on the date of delivery equal to the aggregate exercise price of the Option or exercised portion thereof, or (B) shares of the Company's Common Stock issuable to the Optionee upon exercise of the Option, with a Fair Market Value on the date of exercise of the Option or any portion thereof equal to the aggregate exercise price of the Option or exercised portion thereof; or

                      (iii) With the consent of the Committee, a full recourse promissory note bearing interest (at no less than such rate as shall then preclude the imputation of interest under the Code or successor provision) and payable upon such terms as may be prescribed by the Committee. The Committee may also prescribe the form of such note and the security to be given for such note. The Option may not be exercised, however, by delivery of a promissory note or by a loan from the Company when or where such loan or other extension of credit is prohibited by law; or

                      (iv) With the consent of the Committee, property of any kind which constitutes good and valuable consideration; or

                      (v) With the consent of the Committee, a notice that the Optionee has placed a market sell order with a broker with respect to shares of the Company's Common Stock then issuable upon exercise of the Option, and that the broker has been directed to pay a sufficient portion of the net proceeds of the sale to the Company in satisfaction of the Option exercise price; or

                      (vi) With the consent of the Committee, any combination of the consideration provided in the foregoing subparagraphs (i), (ii),
         (iii), (iv) and (v); and

                  (c) A bona fide written representation and agreement, in a form satisfactory to the Committee, signed by the Optionee or other person then entitled to exercise such Option or portion, stating that the shares of stock are being acquired for his own account, for investment and without any present intention of distributing or reselling said shares or any of them except as may be permitted under the Securities Act and then applicable rules and regulations thereunder,


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and that the Optionee or other person then entitled to exercise such Option or portion will indemnify the Company against and hold it free and harmless from any loss, damage, expense or liability resulting to the Company if any sale or distribution of the shares by such person is contrary to the representation and agreement referred to above. The Committee may, in its sole discretion, take whatever additional actions it deems appropriate to insure the observance and performance of such representation and agreement and to effect compliance with the Securities Act and any other federal or state securities laws or regulations. Without limiting the generality of the foregoing, the Committee may require an opinion of counsel acceptable to it to the effect that any subsequent transfer of shares acquired on an Option exercise does not violate the Securities Act, and may issue stop-transfer orders covering such shares. Share certificates evidencing stock issued on exercise of this Option shall bear an appropriate legend referring to the provisions of this subsection (c) and the agreements herein. The written representation and agreement referred to in the first sentence of this subsection (c) shall, however, not be required if the shares to be issued pursuant to such exercise have been registered under the Securities Act, and such registration is then effective in respect of such shares; and

                  (d) Full payment to the Company (or other employer corporation) of all amounts which, under federal, state or local tax law, it is required to withhold upon exercise of the Option; with the consent of the Committee, (i) shares of the Company's Common Stock owned by the Optionee, duly endorsed for transfer, with a Fair Market Value on the date of delivery equal to the sums required to be withheld, or (ii) shares of the Company's Common Stock issuable to the Optionee upon exercise of the Option with a Fair Market Value on the date of exercise of the Option or any portion thereof equal to the sums required to be withheld, may be used to make all or part of such payment; and

                  (e) In the event the Option or portion shall be exercised pursuant to Section 4.1 by any person or persons other than the Optionee, appropriate proof of the right of such person or persons to exercise the Option.

Section 4.4       Conditions to Issuance of Stock Certificates

                  The shares of stock deliverable upon the exercise of the Option, or any portion thereof, may be either previously authorized but unissued shares or issued shares which have then been reacquired by the Company. Such shares shall be fully paid and nonassessable. The Company shall not be required to issue or deliver any certificate or certificates for shares of stock purchased upon the exercise of the Option or portion thereof prior to fulfillment of all of the following conditions:

                  (a) The admission of such shares to listing on all stock exchanges on which such class of stock is then listed; and

                  (b) The completion of any registration or other qualification of such shares under any state or federal law or under rulings or regulations of the Securities and Exchange Commission or of any other governmental regulatory body, which the Committee shall, in its sole discretion, deem necessary or advisable; and

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                  (c)  The obtaining of any approval or other clearance from any state or federal governmental agency which the Committee shall, in its sole discretion, determine to be necessary or advisable; and

                  (d) The receipt by the Company of full payment for such shares, including payment of all amounts which, under federal, state or local tax law, the Company (or other employer corporation) is required to withhold upon exercise of the Option; and

                  (e) The lapse of such reasonable period of time following the exercise of the Option as the Committee may from time to time establish for reasons of administrative convenience.

Section 4.5       Rights as Shareholder

                  The holder of the Option shall not be, nor have any of the rights or privileges of, a shareholder of the Company in respect of any shares purchasable upon the exercise of any part of the Option unless and until certificates representing such shares shall have been issued by the Company to such holder.

                                   ARTICLE V.
                                OTHER PROVISIONS

Section 5.1       Administration

                  The Committee shall have the power to interpret the Plan and this Agreement and to adopt such rules for the administration, interpretation and application of the Plan as are consistent therewith and to interpret, amend or revoke any such rules. All actions taken and all interpretations and determinations made by the Committee in good faith shall be final and binding upon the Optionee, the Company and all other interested persons. No member of the Committee shall be personally liable for any action, determination or interpretation made in good faith with respect to the Plan or the Option. In its sole discretion, the Board may at any time and from time to time exercise any and all rights and duties of the Committee under the Plan and this Agreement except with respect to matters which under Rule 16b-3 or Section 162(m) of the Code, or any regulations or rules issued thereunder, are required to be determined in the sole discretion of the Committee.

Section 5.2       Option Not Transferable

                  Neither the Option nor any interest or right therein or part thereof shall be sold, pledged, assigned, or transferred in any manner other than by will or the laws of descent and distribution, unless and until such Option has been exercised, or the shares underlying such Option have been issued, and all restrictions applicable to such shares have lapsed. Notwithstanding the foregoing the Option may be transferred by the Optionee, in writing and with prior written notice to the Committee, by gift, without the receipt of any consideration, to a member of the Optionee's immediate family, as defined in Rule 16a-1 under the Exchange Act, or to a trust for the exclusive benefit of, or any other entity owned solely by, such members, provided, that the Option shall continue to be subject to all of the terms and conditions as applicable to the original Optionee, and the transferee shall execute any and all such documents



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requested by the Committee in connection with the transfer, including without limitation to evidence the transfer and to satisfy any requirements for an exemption for the transfer under applicable federal and state securities laws. Neither the Option nor any interest or right therein or part thereof shall be liable for the debts, contracts or engagements of the Optionee or his successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy), and any attempted disposition thereof shall be null and void and of no effect, except to the extent that such disposition is permitted by the preceding sentence.

Section 5.3       Shares to Be Reserved

                  The Company shall at all times during the term of the Option reserve and keep available such number of shares of stock as will be sufficient to satisfy the requirements of this Agreement.

Section 5.4       Notices

                  Any notice to be given under the terms of this Agreement to the Company shall be addressed to the Company in care of its Secretary, and any notice to be given to the Optionee shall be addressed to him at the address given beneath his signature hereto. By a notice given pursuant to this Section 5.4, either party may hereafter designate a different address for notices to be given to him. Any notice which is required to be given to the Optionee shall, if the Optionee is then deceased, be given to the Optionee's personal representative if such representative has previously informed the Company of his status and address by written notice under this Section 5.4. Any notice shall be deemed duly given when enclosed in a properly sealed envelope or wrapper addressed as aforesaid, deposited (with postage prepaid) in a post office or branch post office regularly maintained by the United States Postal Service; provided, however, that any notice to be given by the Optionee relating to the exercise of the Option or any portion thereof shall be deemed duly given upon receipt by the Secretary or his office.

Section 5.5       Titles

                  Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of this Agreement.

Section 5.6       Shareholder Approval

                  The Plan will be submitted for approval by the Company's shareholders within twelve (12) months after the date the Plan was initially adopted by the Board. This Option may not be exercised to any extent by anyone prior to the time when the Plan is approved by the shareholders, and if such approval has not been obtained by the end of said twelve-month period, this Option shall thereupon be cancelled and become null and void.

Section 5.7       Construction


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                  This Agreement shall be administered, interpreted and enforced under the internal laws of the State of Delaware without regard to conflicts of laws thereof.

Section 5.8       Conformity to Securities Laws

                  The Optionee acknowledges that the Plan is intended to conform to the extent necessary with all provisions of the Securities Act and the Exchange Act and any and all regulations and rules promulgated by the Securities and Exchange Commission thereunder, including, without limitation, the applicable exemptive conditions of Rule 16b-3. Notwithstanding anything herein to the contrary, the Plan shall be administered, and the Option is granted and may be exercised, only in such a manner as to conform to such laws, rules and regulations. To the extent permitted by applicable law, the Plan and this Agreement shall be deemed amended to the extent necessary to conform to such laws, rules and regulations.

Section 5.9       Amendments

                  This Agreement and the Plan may be amended without the consent of the Optionee provided that such amendment would not impair any rights of the Optionee under this Agreement. No amendment of this Agreement shall, without the consent of the Optionee, impair any rights of the Optionee under this Agreement.

                  IN WITNESS WHEREOF, this Agreement has been executed and delivered by the parties hereto.

                                              LIBBEY INC.



                                              By:
                                                  ---------------------------
                                                  Arthur H. Smith, Secretary



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           Optionee

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            Address

Optionee's Taxpayer
Identification Number:

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